Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-89128, 333-89180, 333-126000, and 333-156029 on Form S-8 of our reports dated April 1, 2009, relating to the financial statements of Dillard’s Inc. and subsidiaries (the “Company”) (which expresses an unqualified opinion and includes an explanatory paragraph related to (1) the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective February 4, 2007, and (2) the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, relating to the recognition and related disclosure provisions, effective February 3, 2007), and the effectiveness of Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dillard’s, Inc. for the year ended January 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

New York, New York

April 1, 2009